Exhibit 10.1
DiamondRock Hospitality Company
Market Stock Unit Agreement
Name of Grantee:
Target No. of Market Stock Units Granted:  _____  (the “Target Award”)
Grant Date of Award: March 3, 2010
Performance Measure: Total Shareholder Return (as described in Exhibit A).
Pursuant to the DiamondRock Hospitality Company Amended and Restated 2004 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), DiamondRock Hospitality Company (the “Company”) hereby grants a deferred stock award pursuant to Section 8 of the Plan consisting of the number of Market Stock Units listed above (an “Award”) to the Grantee named above. Each Market Stock Unit shall relate to one share of Common Stock, par value $0.01 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan, and subject to the attainment of performance goals set forth in Exhibit A (the “Performance Goals”).
1. Acceptance of Award; Rights as Shareholder.
(a) The Grantee hereby acknowledges and understands that the Award represents a commitment of the Company to issue shares of Stock in the future, subject to the attainment of the Performance Goals and the receipt by the Company of a fully executed copy of this Agreement.
(b) The Award shall be settled by transferring to the Grantee a number of shares of Stock based on the Target Award (as adjusted pursuant to Section 2) if, and only to the extent that, the Performance Goals are achieved during the period commencing on the Grant Date (the “Commencement Date”) through, and including, February 27, 2013 (the “Performance Cycle”). The Administrator shall certify at its first meeting after the completion of the Performance Cycle, whether and to what extent the Performance Goals have been met. The actual number of shares of Stock to be issued to the Grantee will vary depending upon the attainment of the Performance Goals, and could be more or less than the Target Award specified above.
(c) Upon such certification, the relevant number of shares of Stock, in the form of fully vested shares of Stock, shall be issued and delivered to, or otherwise registered in book entry in the name of, the Grantee, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company and shall have all the rights of a shareholder with respect to such shares of Stock. Any vested shares of Stock shall be so issued and delivered to the Grantee no later than two and one-half months after the end of the Performance Cycle.

2. Dividends.
Dividends on the shares of Stock underlying the Market Stock Units shall not be paid to the Grantee unless and until the Grantee vests in, and is issued, the relevant shares of Stock underlying the Market Stock Units. The Grantee shall not be entitled to receive dividends with respect to Market Stock Units that do not vest. Upon the vesting of the Market Stock Units, the Grantee shall receive an additional number of shares of Stock equal to the dividends paid with respect to such vested Market Stock Units based on the following assumptions: (i) that the Grantee had received the number of shares of Stock on the Grant Date corresponding to the number of Market Stock Units in which the Grantee actually vests, and (ii) all of the dividends that would have been paid on such shares of Stock had they been issued on the Grant Date during the period from the Grant Date to the date of vesting were reinvested in Stock on the dividend payment date, utilizing the closing price on the New York Stock Exchange on each date that dividends were paid.
3. Vesting of Performance Shares.
(a) A Grantee shall only vest in the Award to the extent the Performance Goals are attained, as more fully described in Exhibit A.
(b) Subject to Sections 3(c) and 3(d), if the Grantee ceases to have any employment or other service relationship with the Company either as an employee or director for any reason prior to the date of Administrator certification, the unvested Award shall be cancelled and no Stock shall be issued to the Grantee. The Grantee’s eligibility to receive any shares of Stock in connection with the Award is conditioned on (i) the Grantee’s continuous employment or other service relationship with the Company through and on the date of Administrator certification and (ii) the attainment of Performance Goals.
(c) Notwithstanding anything contained herein to the contrary, the Award shall be subject to accelerated or continued vesting and shall not be cancelled as described above to the same extent that time-based equity awards would become fully vested or continue to vest pursuant to the Severance Agreement in effect between the Company and the Grantee (the “Severance Agreement”). For the avoidance of doubt, any such accelerated or continued vesting shall mean that the Grantee does not need to be continuously employed through the end of the Performance Cycle, but the Award will still be paid based on actual performance to the extent achieved, at the end of the Performance Cycle.
(d) Notwithstanding anything contained herein to the contrary or in Section 3(c) of the Plan, in the event of a Change in Control, the Performance Cycle shall be deemed to have ended on the day immediately preceding the Change in Control and the attainment of the Performance Goals shall be calculated by reference to the Stock Price on the date immediately preceding the Change in Control.
4. Delivery of Stock.
The Company shall not be obligated to deliver any shares of Stock in accordance with the terms of the Award until (i) all federal and state laws and regulations as the Company may deem applicable have been complied with; (ii) the shares have been listed or authorized for listing upon official notice to the national stock exchange on which the Common Stock is traded or have otherwise been accorded trading privileges; and (iii) all other legal matters in connection with the issuance and delivery of the shares have been approved by the Company’s legal department.

5. Incorporation of Plan.
Notwithstanding anything herein to the contrary, this Agreement shall be subject to, and governed by, all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6. Transferability.
This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. The Award, and any shares of Stock issuable with respect to the Award may not be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law until (i) the Award has vested as provided in Section 3 of this Agreement and (ii) shares of Stock have been issued to the Grantee. Any attempted disposition of Stock not in accordance with the terms and conditions of this Section 6 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any shares of Stock as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any shares of Stock.
7. Tax Withholding.
Upon the settlement of the Award, the Company shall withhold from the shares of Stock to be issued to the Grantee, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum Federal, state and local tax required to be withheld by the Company as a result of such taxable event.
8. Miscellaneous.
(a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at Grantee’s place of employment, or in either case at such other address as one party may subsequently furnish to the other party in writing.
(b) This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

DiamondRock Hospitality Company

By:

Name:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:

Grantee’s Signature

Exhibit A
Performance Goals and Vesting Schedule
The actual number of shares of Stock, if any, to be issued to the Grantee is equal to the Target Award plus an additional number of shares of Stock to reflect dividends paid during the Performance Cycle, determined in accordance with Section 2 of the Award (such amount, the “Adjusted Target Amount”) multiplied by the TSR Multiplier, subject to a maximum payout of 150% of the Target Award.
The “TSR Multiplier” means the total percentage return per share achieved by the Stock over the Performance Cycle, assuming contemporaneous reinvestment in the Stock of all dividends and other distributions at the closing price of one share of Stock on the date such dividend or other distribution was paid, based on the Initial Stock Price and the Final Stock Price.
"Final Stock Price” means the Stock Price on the last day of the Performance Cycle.
"Initial Stock Price” means the Stock Price on the Commencement Date.
"Stock Price” means, as of a particular date, the average closing price of one share of Stock for the 30 consecutive trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date).
If the TSR Multiplier is less than 50%, no shares of Stock shall be issued as the minimum performance goal shall not have been attained.

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